As filed with the Securities and Exchange Commission on July 25, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

QUINCE THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	90-1024039
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Dirk Thye

Chief Executive Officer

Quince Therapeutics, Inc.

611 Gateway Boulevard, Suite 273

South San Francisco, CA 94080

(415) 910-5717

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Gordon K. Ho

Cooley LLP

3175 Hanover Street

Palo Alto, California 94304

(650) 843-5000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated July 25, 2025

PRELIMINARY PROSPECTUS

Up to 6,671,928 Shares of Common Stock

Up to 2,000,000 Shares of Common Stock Issuable Upon Exercise of Pre-Funded Warrants

Up to 8,671,928 Shares of Common Stock Issuable Upon Exercise of Warrants

This prospectus relates to the proposed resale from time to time by the selling stockholders of:

•	Up to 6,671,928 shares of common stock;

•	Up to 2,000,000 shares of common stock issuable upon exercise of pre-funded warrants; and

•	Up to 8,671,928 shares of common stock issuable upon exercise of common stock warrants.

The selling stockholders purchased the shares of common stock, pre-funded warrants, and common stock warrants, from us pursuant to a securities purchase agreement, dated June 12, 2025.

We are not selling any of our common stock pursuant to this prospectus, and we will not receive any proceeds from the sale of our common stock offered by this prospectus by the selling stockholders, except with respect to amounts received by us upon exercise of the pre-funded warrants and common stock warrants, to the extent such warrants are exercised for cash.

The selling stockholders may offer and sell or otherwise dispose of the shares of our common stock described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders will bear all underwriting fees, commissions and discounts, if any, attributable to the sales of shares and any transfer taxes. We will bear all other costs, expenses and fees in connection with the registration of the shares. See “Plan of Distribution” for more information about how the selling stockholders may sell or dispose of their shares of our common stock.

Our common stock is listed on The Nasdaq Global Select Market under the trading symbol “QNCX.” On July 24, 2025, the last reported sale price of the common stock was $1.86 per share.

Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 3 of this prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is     , 2025.

i

ABOUT THIS PROSPECTUS

Neither we nor the selling stockholders have authorized anyone to provide you with any information other than that contained in, or incorporated by reference into, this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares of our common stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section titled “Where You Can Find Additional Information.”

Unless the context indicates otherwise, as used in this prospectus, the terms “Quince,” “Quince Therapeutics, Inc.,” “we,” “us” and “our” refer to Quince Therapeutics, Inc., a Delaware corporation, and its consolidated subsidiaries.

ii

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Quince Therapeutics, Inc.

Overview

We are a late-stage biotechnology company dedicated to unlocking the power of a patient’s own biology for the treatment of rare diseases. Our proprietary Autologous Intracellular Drug Encapsulation (“AIDE”) technology is an innovative drug/device combination platform that uses an automated process to encapsulate a drug into a patient’s own red blood cells. Red blood cells have several characteristics that make them an excellent vehicle for drug delivery potential including better safety and tolerability, enhanced tissue distribution, reduced immunogenicity, and prolongation of circulating half-life. Our AIDE technology is designed to harness many of these benefits to allow for new and improved therapeutic options for patients living with high unmet medical needs. Encapsulated dexamethasone sodium phosphate encapsulated in patient’s own red blood cells, or eDSP, is the first product in development that leverages our AIDE technology and is composed of dexamethasone sodium phosphate, or DSP, encapsulated in autologous red blood cells targeted to treat a rare pediatric neurodegenerative disease, Ataxia-Telangiectasia, or A-T. DSP is a corticosteroid well-described for its anti-inflammatory properties, but is also coupled with serious adverse events, including adrenal suppression. eDSP is designed to maintain the well-described efficacy of DSP while reducing or eliminating the significant adverse events that accompany chronic corticosteroid treatment. The altered biodistribution, pharmacokinetics, and pharmacodynamics of eDSP enabled by autologous red blood cells may, therefore, improve the safety profile, and maintain or increase the desired therapeutic effect of DSP.

Currently, there are no approved treatments for A-T and the global market, based on our internal estimates and assumptions, represents a more than $1 billion peak commercial opportunity. We believe this makes eDSP an ideal lead asset to demonstrate the clinical and commercial potential of our AIDE technology.

We intend to focus our development expertise and financial resources toward advancing a Phase 3 NEAT clinical trial, which is an international multicenter, randomized, double-blind, placebo-controlled study to evaluate the neurological effects of eDSP on patients with A-T.

Private Placement of Common Stock, Pre-Funded Warrants and Common Stock Warrants

Pursuant to that certain securities purchase agreement, dated June 12, 2025, we issued and sold to the selling stockholders in a private placement:

•	6,671,928 shares of common stock;

•	pre-funded warrants to purchase up to 2,000,000 shares of common stock; and

•	accompanying common stock warrants to purchase up to 8,671,928 shares of common stock which we refer to as common stock warrants.

The purchase price per share and per pre-funded warrant was $1.325 and $1.324, respectively, for aggregate gross proceeds of approximately $11.5 million, before deducting placement agent fees and other expenses payable by us. Each pre-funded warrant has an exercise price of $0.001 per share, is exercisable immediately and will not expire until exercised in full. The purchase price per share and pre-funded warrant includes $0.125, in accordance with the rules and regulations of The Nasdaq Stock Market LLC, for the accompanying common stock warrant. Each common stock warrant has an exercise price of $1.20 per whole share, is exercisable immediately and expires five years from the date of issuance.

Use of Proceeds

We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders in this offering, except with respect to amounts received by us upon exercise of the pre-funded warrants and common stock warrants, to the extent such warrants are exercised for cash. The selling stockholders will receive all of the proceeds from the sale of shares of our common stock hereunder.

The Nasdaq Global Select Market Listing

Our common stock is listed on The Nasdaq Global Select Market under the symbol “QNCX”. We do not intend to list the common stock warrants on any national securities exchange.

Company Information

We were incorporated as Cortexyme, Inc. in Delaware on June 20, 2012. In August 2022, we changed our name to Quince Therapeutics, Inc. Our principal executive offices are located at 611 Gateway Blvd., Suite 273, South San Francisco, California 94080. Our telephone number at that location is (415) 910-5717. Our corporate website address is www.quincetx.com. References to our website address do not constitute incorporation by reference of the information contained on the website, and the information contained on the website is not part of this document.

“Quince” and the Quince Therapeutics, Inc. logo and other trademarks or service marks of Quince appearing in this prospectus are the property of Quince Therapeutics, Inc. Other trademarks, service marks or trade names appearing in this prospectus are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other companies.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in our most recent annual report on Form 10-K, as updated by our subsequent quarterly reports on Form 10-Q and other filings we make with the Securities and Exchange Commission (the “SEC”), which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus and the documents incorporated by reference. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occur, our business, financial condition, results of operations or cash flow could be harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we have filed with the SEC that are incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

•	our ability to successfully execute on our current strategic direction;

•

future research and development activities, including the scope, success, cost and timing of any future development activities, preclinical studies and clinical trials, including clinical trials of EryDex or other pipeline compounds we advance through the drug development process;

•	the timing and focus of any potential future clinical trials, and the reporting of data from those trials;

•	our ability and timing of seeking and obtaining FDA and any other regulatory approvals for our drug candidates;

•

the willingness of the FDA or other regulatory authorities to accept any future completed or planned clinical and preclinical studies and other work, as the basis for review and approval of our drug candidates for their respective indications;

•	whether regulatory authorities determine that additional trials or data are necessary in order to accept a new drug application for review and/or approval;

•	the ability of any future clinical trials to demonstrate safety and efficacy of our EryDex and other drug candidates, and other positive results;

•	our financial performance;

•	the sufficiency of our existing cash and cash equivalents to fund our future operating expenses and capital expenditure requirements;

•	the accuracy of our estimates regarding expenses, future revenue, capital requirements, and needs for additional financing;

•	our expectations related to the use of our available cash;

•	our ability to service our debt obligations and maintain compliance with associated covenants

•	our ability to obtain funding for our operations, including funding necessary to develop and commercialize our drug candidates;

•

our expectations regarding the potential market size and the size of the patient populations for our drug candidates, if approved for commercial use, and the potential market opportunities for commercializing our drug candidates;

•	our plans relating to commercializing our drug candidates, if approved;

•	our plans and ability to establish sales, marketing and distribution infrastructure to commercialize any drug candidates for which we obtain approval;

•	our ability to attract and retain key scientific and clinical personnel, in light of recent management changes and reduction in force;

•	our ability to contract with third-party suppliers and manufacturers and their ability to perform adequately;

•	our reliance on third parties to conduct clinical trials of our drug candidates, and for the manufacture of our drug candidates for preclinical studies and clinical trials;

•	dependence upon the integrity of our supply chain, including multiple single-source suppliers;

•	our reliance on third-party suppliers for certain of our raw materials and components;

•	our ability to expand our drug candidates into additional indications and patient populations;

•	the success of competing therapies that are or may become available;

•	the beneficial characteristics, safety and efficacy of our drug candidates;

•	governmental or regulatory delays, information requests, clinical holds, and regulatory developments in the United States and other jurisdictions;

•	our ability to obtain and maintain regulatory approval of our drug candidates, and any related restrictions, limitations and/or warnings in the label of any approved drug candidate;

•	our ability to obtain and maintain CE Certificates of conformity for the medical device components of our EryDex System in accordance with applicable legislation governing medical devices;

•	our ability to transition CE Certifications under the previous Medical Device Directive, to a regulatory framework under MDR;

•	our plans and ability to obtain or protect intellectual property rights, including extensions of existing patent terms where available;

•	the scope of protection we are able to establish and maintain for intellectual property rights covering our drug candidates and technology;

•	potential claims relating to our intellectual property;

•	our ability to grow our organization and increase the size of our facilities to meet our anticipated growth;

•	our ability to maintain compliance with Nasdaq listing requirements; and

•	use of proceeds from the sale of shares of common stock, pre-funded warrants and warrants under this prospectus, if any.

These risks are not exhaustive. Other sections of this prospectus may include additional factors that could harm our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in, or implied by, any forward-looking statements. The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those described in the section titled “Risk Factors” and elsewhere in this prospectus. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. We discuss in greater detail many of these risks under the section titled “Risk Factors” in this prospectus, and in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise publicly any forward-looking statements to reflect new information or future events or developments after the date of this prospectus or to conform these statements to actual results or to changes in our expectations.. You should read this prospectus, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and achievements may be different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

All the shares of our common stock to be sold pursuant to this prospectus will be sold by the selling stockholders. We will not receive any of the proceeds from such sales.

The common stock warrants may be exercised for cash or in certain limited circumstances on a net exercise or “cashless” basis. The pre-funded warrants may be exercised for cash or on a net exercise or “cashless” basis. If all these warrants are exercised for cash we would receive approximately $10.4 million in connection with such exercises. There can be no assurances that any of these warrants will be exercised for cash.

We currently intend to use the net proceeds of the private placement, for working capital and general corporate purposes, including research and development expenses, general and administrative expenses and capital expenditures.

The amounts and timing of the expenditures may vary significantly, depending upon numerous factors, including our proprietary research and development programs and our clinical trials as well as the amount of cash used in our operations. Accordingly, our management will have broad discretion in the application of the net proceeds and may find it necessary or advisable to use the net proceeds for other purposes. Investors will be relying upon the judgment of our management regarding the application of these proceeds. We reserve the right to change the use of these proceeds.

Pending these uses, we intend to invest the proceeds of the private placement in short- and intermediate-term, investment grade interest-bearing securities.

DESCRIPTION OF CAPITAL STOCK

The following summary description of our capital stock is based on the provisions of our amended and restated certificate of incorporation, or the Certificate of Incorporation, and amended and restated bylaws, or the Bylaws, and the applicable provisions of the Delaware General Corporation Law, or the DGCL. This information is qualified entirely by reference to the applicable provisions of our Certificate of Incorporation and Bylaws. For information on how to obtain copies of our Certificate of Incorporation and Bylaws, which are exhibits to the registration statement of which this prospectus is a part, see the sections titled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” in this prospectus.

General

Under our amended and restated certificate of incorporation, we have authority to issue 250,000,000 shares of our common stock, par value $0.001 per share, and we have authority, subject to any limitations prescribed by law and without further stockholder approval, to issue from time to time up to 10,000,000 shares of preferred stock, par value $0.001 per share, in one or more series.

Common Stock

Voting Rights

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Cumulative voting for the election of directors is not provided for in our restated certificate of incorporation, which means the holders of a majority of our shares of common stock can elect all of the directors then standing for election.

Dividends

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences

Holders of common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Preferred Stock

Pursuant to our amended and restated certificate of incorporation, our board of directors has the authority to designate the rights, preferences, privileges and restrictions of each such series, including dividend rights, preferences, privileges and restrictions of each such series, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences, sinking fund terms and the number of shares constituting any series.

The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the company without further action by the stockholders. The issuance of redeemable convertible preferred stock with voting and conversion rights may also adversely affect the voting power of the holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In certain circumstances, an issuance of preferred stock could have the effect of decreasing the market price of the common stock.

Anti-Takeover Effects of Delaware Law and Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Our amended and restated certificate of incorporation and our amended and restated bylaws contain certain provisions that could have the effect of delaying, deterring or preventing another party from acquiring control of us. These provisions and certain provisions of Delaware law, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate more favorable terms with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us.

Undesignated Preferred Stock

As discussed above, our board of directors have the ability to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of our company.

Limits on Ability of Stockholders to Act by Written Consent or Call a Special Meeting

Our amended and restated certificate of incorporation provides that our stockholders may not act by written consent, which may lengthen the amount of time required to take stockholder actions. As a result, a holder controlling a majority of our capital stock would not be able to amend our amended and restated bylaws or remove directors without holding a meeting of our stockholders called in accordance with our amended and restated bylaws. In addition, our amended and restated bylaws provides that special meetings of the stockholders may be called only by the chairperson of the board, the Chief Executive Officer, the lead independent director, or at the request of a majority of our board of directors. Stockholders may not call a special meeting, which may delay the ability of our stockholders to force consideration of a proposal or for holders controlling a majority of our capital stock to take any action, including the removal of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of our board of directors. These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

Board Classification

Our board of directors is divided into three classes, one class of which is elected each year by our stockholders. The directors in each class will serve three-year terms. A third party may be discouraged from making a tender offer or otherwise attempting to obtain control of us as it is more difficult and time-consuming for stockholders to replace a majority of the directors on a classified board.

No Cumulative Voting

Our amended and restated certificate of incorporation and amended and restated bylaws do not permit cumulative voting in the election of directors. Cumulative voting allows a stockholder to vote a portion or all of its shares for one or more candidates for seats on the board of directors. Without cumulative voting, a minority stockholder may not be able to gain as many seats on our board of directors as the stockholder would be able to gain if cumulative voting were permitted. The absence of cumulative voting makes it more difficult for a minority stockholder to gain a seat on our board of directors to influence our board’s decision regarding a takeover.

Amendment of Charter and Bylaws Provisions

The amendment of the above provisions of our amended and restated certificate of incorporation will require approval by holders of at least two thirds of our outstanding capital stock entitled to vote generally in the election of directors. The amendment of our amended and restated bylaws will require approval by the holders of at least two thirds of our outstanding capital stock entitled to vote generally in the election of directors.

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

•	prior to the date of the transaction, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, calculated as provided under Section 203; or

•

at or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two thirds of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We anticipate that Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

The provisions of Delaware law and the provisions of our amended and restated certificate of incorporation and amended and restated bylaws, could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they might also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions might also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock will be available for future issuances without stockholder approval, except as required by the listing standards of the Nasdaq Global Select

Market, and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of the company by means of a proxy contest, tender offer, merger or otherwise.

Choice of Forum

Our amended and restated certificate of incorporation provides that, unless we consent to the selection of an alternative forum, to the fullest extent permitted by law, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of us; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees or agents to us or our stockholders; (iii) any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law or our amended and restated certificate of incorporation or amended and restated bylaws; or (iv) any action asserting a claim against us governed by the internal affairs doctrine; provided that, the exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction; and provided further that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state or federal court sitting in the State of Delaware. Our amended and restated certificate of incorporation also provides that the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action against us or any of our directors, officers, employees or agents and arising under the Securities Act. While the Delaware Supreme Court recently determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring such a claim arising under the Securities Act against us, our directors, officers, employees or agents in a venue other than in the federal district courts of the United States of America. In such instance, we would expect to vigorously assert the validity and enforceability of the exclusive forum provisions of our amended and restated certificate of incorporation, and this may require significant additional costs associated with resolving such action in other jurisdictions.

Business Combinations with Interested Stockholders

Subject to certain exceptions, Section 203 of the DGCL prohibits a public Delaware corporation from engaging in a business combination (as defined in such section) with an “interested stockholder” (defined generally as any person who beneficially owns 15% or more of the outstanding voting stock of such corporation or any person affiliated with such person) for a period of three years following the time that such stockholder became an interested stockholder, unless (i) prior to such time the board of directors of such corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of such corporation at the time the transaction commenced (excluding for purposes of determining the voting stock of such corporation outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (A) by persons who are directors and also officers of such corporation and (B) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (iii) at or subsequent to such time the business combination is approved by the board of directors of such corporation and authorized at a meeting of stockholders (and not by written consent) by the affirmative vote of at least 66 2/3% of the outstanding voting stock of such corporation not owned by the interested stockholder.

Limitation of Liability and Indemnification

Our amended and restated certificate of incorporation and amended and restated bylaws provide that we will indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by Delaware law.

Delaware law prohibits our amended and restated certificate of incorporation from limiting the liability of our directors for the following:

•	any breach of the director’s duty of loyalty to us or to our stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or unlawful stock repurchases or redemptions; and

•	any transaction from which the director derived an improper personal benefit.

If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. Our amended and restated certificate of incorporation does not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Delaware law. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws. Under our amended and restated bylaws, we can purchase insurance on behalf of any person whom we are required or permitted to indemnify.

In addition to the indemnification required in our amended and restated certificate of incorporation and amended and restated bylaws, we have entered into an indemnification agreement with each member of our board of directors and each of our officers. These agreements provide for the indemnification of our directors and officers for certain expenses and liabilities incurred in connection with any action, suit, proceeding or alternative dispute resolution mechanism, or hearing, inquiry or investigation that may lead to the foregoing, to which they are a party or other participant, or are threatened to be made a party or other participant, by reason of the fact that they are or were a director, officer, employee, agent or fiduciary of our company, by reason of any action or inaction by them while serving as an officer, director, agent or fiduciary, or by reason of the fact that they were serving at our request as a director, officer, employee, agent or fiduciary of another entity. In the case of an action or proceeding by or in the right of our company, no indemnification will be provided for any claim where a court determines that the indemnified party is prohibited from receiving indemnification. We believe that these charter and bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in our restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. Moreover, a stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

Listing

Our common stock is listed on the Nasdaq Global Select Market under the symbol “QNCX.”

Transfer Agent and Registrar

The transfer agent for our common stock is Equiniti Trust Company, LLP. Its address is 6201 15th Avenue, Brooklyn, NY 11219.

SELLING STOCKHOLDERS

The selling stockholders may offer and sell, from time to time, any or all of the shares of common stock being offered for resale by this prospectus, which consists of:

•	Up to 6,671,928 shares of common stock;

•	Up to 2,000,000 shares of common stock issuable upon exercise of pre-funded warrants; and

•	Up to 8,671,928 shares of common stock issuable upon exercise of common stock warrants.

For additional information regarding the issuance of these securities, see the section titled “Prospectus Summary—Private Placement of Common Stock, Pre-Funded Warrants and Common Stock Warrants.”

The selling stockholders have not had any material relationship with us within the past three years, except for: (i) the ownership of our securities; and (ii) Dirk Thye, M.D., our Chief Executive Officer, Chief Medical Officer, and member of our board of directors, Brendan Hannah, our Chief Operating Officer, Chief Business Officer, and Chief Compliance Officer, Charles Ryan, Ph.D., our President, Giovanni Mambrini, our Chief Technology Officer, and Brent Roeck, an employee of our company.

As used in this prospectus, the term “selling stockholders” includes the selling stockholders listed in the table below, together with any additional selling stockholders listed in a subsequent amendment to this prospectus, and their donees, pledgees, assignees, transferees, distributees and successors-in-interest that receive shares in any non-sale transfer after the date of this prospectus.

In accordance with the terms of a registration rights agreement with the selling stockholders, this prospectus covers the resale of the maximum number of shares of common stock issuable upon exercise of the pre-funded warrants and common stock warrants without regard to any limitations on the exercise of such warrants. Under the terms of the pre-funded warrants and common stock warrants held by selling stockholders, a selling stockholder may not exercise any such warrants to the extent such exercise would cause such selling stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% or 9.99%, as applicable, of our then outstanding shares common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of such warrants which have not been exercised. The shares reported under “Beneficial Ownership Prior to This Offering” and “Number of Shares Being Offered” in the table below do not give effect to any such beneficial ownership limitation.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders as of June 30, 2025, assuming the full exercise of the pre-funded warrants and warrants held by the selling stockholders on that date, without regard to any limitations on exercises. As of June 30, 2025, we had 53,624,180 shares of common stock issued and outstanding. The following table also provides the number of shares of common stock that may be sold by each selling stockholder under this prospectus and that each selling stockholder will beneficially own assuming all the shares of common stock that may be offered pursuant to this prospectus are sold. Because each selling stockholder may dispose of all, none or some portion of their shares of common stock, no estimate can be given as to the number of shares of common stock that will be beneficially owned by a selling stockholder upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering none of the shares of common stock covered by this prospectus will be beneficially owned by the selling stockholders and further assumed that the selling stockholders will not acquire beneficial ownership of any additional securities during the offering. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented. See the section titled “Plan of Distribution.” Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Quince Therapeutics, Inc., 611 Gateway Boulevard, Suite 273, South San Francisco, California 94080.

Name of Selling Stockholder	Beneficial Ownership Prior to This Offering	Number of Shares Being Offered	Beneficial Ownership After This Offering
	Shares		Shares	%
ADAR1 Partners, LP(1)	2,083,336	1,940,378	142,958	*
Blackwell Partners LLC – Series A(2)	3,789,238	3,789,238	—	—
Brendan Hannah(3)	1,174,510	75,472	1,099,038	2.0
Brent Clements(4)	1,277,970	754,718	523,252	—
Brent Roeck(5)	36,707	8,000	28,707	*
Charles Ryan, Ph.D.(6)	499,846	15,096	484,750	*
Dirk Thye, M.D.(7)	3,846,763	301,888	3,544,875	6.3
Giovanni Mambrini(8)	243,463	37,736	205,727	*
Lagfin S.C.A., Lussemburgo, Succursale di Paradiso(9)	1,925,650	1,056,604	869,046	1.6
Legend Capital Partners(10)	3,143,076	1,509,434	1,633,642	3.0
Lytton-Kambara Foundation(11)	2,264,152	2,264,152	—	—
Nantahala Capital Partners Limited Partnership(12)	2,095,870	2,095,870	—	—
NCP RFM LP(13)	907,346	907,346	—	—
Pinehurst Partners, L.P.(14)	2,264,150	2,264,150	—	—
Spearhead Insurance Solutions IDF, LLC – Series ADAR1(15)	323,774	323,774	—	—
Total Shares Being Offered		17,343,856

*	Less than 1%

(1)

The shares reported under “Beneficial Ownership Prior to This Offering” consist of the following securities purchased in the private placement by ADAR1 Partners, LP (“ADAR1 Fund”): (i) 970,189 shares of common stock and (ii) 970,189 shares of common stock issuable upon the exercise of common stock warrants. The shares reported also include 142,958 shares of common stock which are not registered for resale by this prospectus. ADAR1 Capital Management, LLC (“ADAR1 Capital Management”) acts as an investment adviser to, and manages investment and trading accounts of, ADAR1 Fund, and ADAR1 Capital Management GP, LLC (“ADAR1 General Partner”) acts as the general partner of ADAR1 Fund. Daniel Schneeberger is the Manager of ADAR1 Capital Management and ADAR1 General Partner and may be deemed to share voting and dispositive power over the shares held by ADAR1 Fund. The warrants are subject to a beneficial ownership limitation of 9.99%, which such limitation restricts the selling stockholder from exercising that portion of the warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of ADAR1 Fund is 3503 Wild Cherry Drive, Building 9, Austin, TX 78738.

(2)

The shares reported under “Beneficial Ownership Prior to This Offering” include the following securities purchased in the private placement by Blackwell Partners LLC—Series A: (i) 642,679 shares of common stock, (ii) 1,251,940 shares of common stock issuable upon the exercise of pre-funded warrants, and (iii) 1,894,619 shares of common stock issuable upon the exercise of common stock warrants. Nantahala Capital Management, LLC is a Registered Investment Adviser and has been delegated the legal power to vote and/or direct the disposition of such securities on behalf of the selling stockholder as a General Partner, Investment Manager, or Sub-Advisor and would be considered the beneficial owner of such securities. The above shall not be deemed to be an admission by the record owners or the selling stockholder that they are themselves beneficial owners of these securities for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or any other purpose. Wilmot Harkey and Daniel Mack are managing members of Nantahala Capital Management, LLC and may be deemed to have voting and dispositive power over the shares held by the selling stockholder. The warrants are subject to a beneficial ownership limitation of 9.99%, which such limitation restricts the selling stockholder from exercising that portion of the warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of Blackwell Partners LLC—Series A is 280 South Mangum Street, Suite 210, Durham, NC 27701.

(3)

The shares reported under “Beneficial Ownership Prior to This Offering” consist of the following securities purchased in the private placement by Brendan Hannah: (i) 37,736 shares of common stock and (ii) 37,736 shares of common stock issuable upon the exercise of common stock warrants. The shares reported also include the following securities which are not registered for resale by this prospectus: (i) 296,540 shares of common stock and (ii) 802,498 shares of common stock subject to stock options held by Mr. Hannah that are exercisable within 60 days of June 30, 2025. The warrants are subject to a beneficial ownership limitation of 9.99%, which such limitation restricts the selling stockholder from exercising that portion of the warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation.

(4)

The shares reported under “Beneficial Ownership Prior to This Offering” consist of the following securities purchased in the private placement by Brent Clements: (i) 377,359 shares of common stock and (ii) 377,359 shares of common stock issuable upon the exercise of common stock warrants. The shares reported also include 523,252 shares of common stock which are not registered for resale by this prospectus. The warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the selling stockholder from exercising that portion of the warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of Mr. Clements is 22841 Driftstone, Mission Viejo, CA 92682.

(5)

The shares reported under “Beneficial Ownership Prior to This Offering” include the following securities purchased in the private placement by Brent Roeck: (i) 4,000 shares of common stock and (ii) 4,000 shares of common stock issuable upon the exercise of common stock warrants. The shares reported also include the following securities which are not registered for resale by this prospectus: (i) 1,000 shares of common stock and (ii) 27,707 shares of common stock subject to stock options held by Mr. Roeck that are exercisable within 60 days of June 30, 2025. The warrants are subject to a beneficial ownership limitation of 9.99%, which such limitation restricts the selling stockholder from exercising that portion of the warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation.

(6)

The shares reported under “Beneficial Ownership Prior to This Offering” consist of the following securities purchased in the private placement by Charles Ryan, Ph.D.: (i) 7,548 shares of common stock and (ii) 7,548 shares of common stock issuable upon the exercise of common stock warrants. The shares reported also include the following securities which are not registered for resale by this prospectus: (i) 122,461 shares of common stock and (ii) 362,289 shares of common stock subject to stock options held by Dr. Ryan that are exercisable within 60 days of June 30, 2025. The warrants are subject to a beneficial ownership limitation of 9.99%, which such limitation restricts the selling stockholder from exercising that portion of the warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation.

(7)

The shares reported under “Beneficial Ownership Prior to This Offering” consist of the following securities purchased in the private placement by Dirk Thye, M.D.: (i) 150,944 shares of common stock and (ii) 150,944 shares of common stock issuable upon the exercise of common stock warrants. The shares reported also include the following securities which are not registered for resale by this prospectus: (i) 843,941 shares of common stock and (ii) 2,700,934 shares of common stock subject to stock options held by Dr. Thye that are exercisable within 60 days of June 30, 2025. The warrants are subject to a beneficial ownership limitation of 9.99%, which such limitation restricts the selling stockholder from exercising that portion of the warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation.

(8)

The shares reported under “Beneficial Ownership Prior to This Offering” consist of the following securities purchased in the private placement by Giovanni Mambrini: (i) 18,868 shares of common stock and (ii) 18,868 shares of common stock issuable upon the exercise of common stock warrants. The shares reported also include the following securities which are not registered for resale by this prospectus: (i) 99,478 shares of common stock and (ii) 106,249 shares of common stock subject to stock options held by Mr. Mambrini that are exercisable within 60 days of June 30, 2025. The warrants are subject to a beneficial ownership limitation of 9.99%, which such limitation restricts the selling stockholder from exercising that portion of the warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation.

(9)

The shares reported under “Beneficial Ownership Prior to This Offering” include the following securities purchased in the private placement by Lagfin S.C.A., Lussemburgo, Succursale di Paradiso (“Lagfin”): (i) 528,302 shares of common stock and (ii) 528,302 shares of common stock issuable upon the exercise of common stock warrants. The shares reported also include 869,046 shares of common stock held by D.R. Finance S.à.r.l., Lussemburgo, succursale di Paradiso, a subsidiary controlled by Lagfin, which are not registered for resale by this prospectus. Forloni Jacopo and Genovesi Alberto are directors of Lagfin and may be deemed to have shared voting and dispositive power with respect to the shares held by Lagfin. The warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the selling stockholder from exercising that portion of the warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of Lagfin is Palazzo Mantegazza, Riva Paradiso 2, 6900 Paradiso, Switzerland.

(10)

The shares reported under “Beneficial Ownership Prior to This Offering” consist of the following securities purchased in the private placement by Legend Capital Partners: (i) 754,717 shares of common stock and (ii) 754,717 shares of common stock issuable upon the exercise of common stock warrants. The shares reported also include 1,633,642 shares of common stock which are not registered for resale by this prospectus. DeWitt C.Thompson, V is the General Partner of Legend Capital Partners and has sole voting and dispositive power with respect to the shares held by Legend Capital Partners. The warrants are subject to a beneficial ownership limitation of 9.99%, which such limitation restricts the selling stockholder from exercising that portion of the warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of Legend Capital Partners is 1245 Bridgestone Blvd., La Vergne, TN 37086.

(11)

The shares reported under “Beneficial Ownership Prior to This Offering” include the following securities purchased in the private placement by the Lytton-Kambara Foundation: (i) 1,132,076 shares of common stock and (ii) 1,132,076 shares of common stock issuable upon the exercise of common stock warrants. Laurence Lytton is the President of the Lytton-Kambara Foundation and has sole voting and dispositive power with respect to the shares held by the Lytton-Kambara Foundation. The warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the selling stockholder from exercising that portion of the warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of the Lytton-Kambara Foundation is 467 Central Park West, 17-A, New York, NY 10025.

(12)

The shares reported under “Beneficial Ownership Prior to This Offering” include the following securities purchased in the private placement by Nantahala Capital Partners Limited Partnership: (i) 1,047,935 shares of common stock and (ii) 1,047,935 shares of common stock issuable upon the exercise of common stock warrants. Nantahala Capital Management, LLC is a Registered Investment Adviser and has been delegated the legal power to vote and/or direct the disposition of such securities on behalf of the selling stockholder as a General Partner, Investment Manager, or Sub-Advisor and would be considered the beneficial owner of such securities. The above shall not be deemed to be an admission by the record owners or the selling stockholder that they are themselves beneficial owners of these securities for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or any other purpose. Wilmot Harkey and Daniel Mack are managing members of Nantahala Capital Management, LLC and may be deemed to have voting and dispositive power over the shares held by the selling stockholder. The warrants are subject to a beneficial ownership limitation of 9.99%, which such limitation restricts the selling stockholder from exercising that portion of the warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of Nantahala Capital Partners Limited Partnership is 130 Main St. 2nd Floor, New Canaan, CT 06840.

(13)

The shares reported under “Beneficial Ownership Prior to This Offering” include the following securities purchased in the private placement by NCP RFM LP: (i) 453,673 shares of common stock and (ii) 453,673 shares of common stock issuable upon the exercise of common stock warrants. Nantahala Capital Management, LLC is a Registered Investment Adviser and has been delegated the legal power to vote and/or direct the disposition of such securities on behalf of the selling stockholder as a General Partner, Investment Manager, or Sub-Advisor and would be considered the beneficial owner of such securities. The above shall not be deemed to be an admission by the record owners or the selling stockholder that they are themselves beneficial owners of these securities for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or any other purpose. Wilmot Harkey and Daniel Mack are managing members of Nantahala Capital Management, LLC and may be deemed to have voting and dispositive power over the shares held by the selling stockholder. The warrants are subject to a beneficial ownership limitation of 9.99%, which such limitation restricts the selling stockholder from exercising that portion of the warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of NCP RFM LP is 130 Main St. 2nd Floor, New Canaan, CT 06840.

(14)

The shares reported under “Beneficial Ownership Prior to This Offering” include the following securities purchased in the private placement by Pinehurst Partners, L.P.: (i) 384,015 shares of common stock, (ii) 748,060 shares of common stock issuable upon the exercise of pre-funded warrants, and (iii) 1,132,075 shares of common stock issuable upon the exercise of common stock warrants. Nantahala Capital Management, LLC is a Registered Investment Adviser and has been delegated the legal power to vote and/or direct the disposition of such securities on behalf of the selling stockholder as a General Partner, Investment Manager, or Sub-Advisor and would be considered the beneficial owner of such securities. The above shall not be deemed to be an admission by the record owners or the selling stockholder that they are themselves beneficial owners of these securities for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or any other purpose. Wilmot Harkey and Daniel Mack are managing members of Nantahala Capital Management, LLC and may be deemed to have voting and dispositive power over the shares held by the selling stockholder. The warrants are subject to a beneficial ownership limitation of 9.99%, which such limitation restricts the selling stockholder from exercising that portion of the warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of Pinehurst Partners, L.P. is 1209 Orange Street, Wilmington, DE 19801.

(15)

The shares reported under “Beneficial Ownership Prior to This Offering” include the following securities purchased in the private placement by Spearhead Insurance Solutions IDF, LLC – Series ADAR1: (i) 161,887 shares of common stock and (ii) 161,887 shares of common stock issuable upon the exercise of common stock warrants. ADAR1 Capital Management, LLC (“ADAR1 Capital Management”) acts as sub-adviser to, and manages investment and trading accounts of, Spearhead Insurance Solutions IDF, LLC—Series ADAR1. Daniel Schneeberger is the Manager of ADAR1 Capital Management and may be deemed to share voting and dispositive power over the shares held by Spearhead Insurance Solutions IDF, LLC—Series ADAR1. The warrants are subject to a beneficial ownership limitation of 9.99%, which such limitation restricts the selling stockholder from exercising that portion of the warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of Spearhead Insurance Solutions IDF, LLC – Series ADAR1 is 3828 Kennett Pike, Suite 202, Greenville, DE 19807.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	distributions to members, partners, stockholders or other equityholders of the selling stockholders;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales and settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling stockholders for purposes of this prospectus.

In addition, a selling stockholder that is an entity may elect to make an in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distribute is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the common warrants or pre-funded warrants by payment of cash, however, we will receive the exercise price of the common warrants or pre-funded warrants, as applicable. Upon any exercise of the common warrants or pre-funded warrants by payment of cash, however, we will receive the exercise price of the common warrants or pre-funded warrants.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or another available exemption from the registration requirements under the Securities Act.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act (it being understood that the selling stockholders shall not be deemed to be underwriters solely as a result of their participation in this offering). Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to use reasonable best efforts to cause the registration statement of which this prospectus constitutes a part to become effective and to remain continuously effective until the earlier of: (i) the date on which the selling stockholders shall have resold or otherwise disposed of all the shares covered by this prospectus pursuant to Rule 144 or pursuant to this prospectus and (ii) the date on which the shares covered by this prospectus no longer constitute “Registrable Securities” as such term is defined in the Registration Rights Agreement, such that they may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations and without current public information pursuant to Rule 144 under the Securities Act or any other rule of similar effect.

LEGAL MATTERS

Cooley LLP, Palo Alto, California, will pass upon the validity of the shares of our common stock offered by this prospectus.

EXPERTS

The consolidated financial statements of Quince Therapeutics, Inc. as of December 31, 2024 and 2023 and for each of the years then ended incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on our website. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our website address is www.quincetx.com. Information contained on or accessible through our website is not a part of this prospectus and is not incorporated by reference herein, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus from other documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-39753):

•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 24, 2025;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 13, 2025;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December  31, 2024 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 23, 2025;

•	our Current Reports on Form 8-K filed with the SEC on June 5, 2025, June 13, 2025, and July 16, 2025 (except for Item 7.01 and any exhibits furnished under Item 7.01); and

•	the description of our common stock which is contained in Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 24, 2025.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Quince Therapeutics, Inc.

611 Gateway Boulevard, Suite 273

South San Francisco, California 94080

Attn: Corporate Secretary

(415) 910-5717

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses, other than the underwriting discounts and commissions, payable by us in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

Amount
SEC registration fee	$5,046
Financial Industry Regulatory Authority filing fee	(1)
Accounting fees and expenses	15,000
Legal fees and expenses	30,000
Miscellaneous fees and expenses	20,000

Total	$70,046

(1)	This fee is calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

We have entered into indemnification agreements with each of our current directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and executive officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Our amended and restated bylaws provide for indemnification by the registrant of its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. Our amended and restated certificate of incorporation provides for such limitation of liability.

We maintain standard policies of insurance under which coverage is provided (a) to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, and (b) to us with respect to payments we may make to our officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Insofar as the foregoing provisions permit indemnification of directors, executive officers, or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.	Exhibits.

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

4.1	Amended and Restated Certificate of Incorporation	8-K	001-38890	3.1	5/13/2019

4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, effective August 1, 2022	8-K	001-38890	3.1	8/1/2022

4.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, effective June 5, 2025	DEF 14A	001-38890	Appendix A	4/23/2025

4.4	Amended and Restated Bylaws	8-K	001-38890	3.2	8/1/2022

4.5	Specimen Stock Certificate	S-1/A	333-230853	4.1	4/29/2019

4.6	Form of Pre-Funded Warrant	8-K	001-38890	4.1	06/13/2025

4.7	Form of Common Warrant	8-K	001-38890	4.2	06/13/2025

5.1	Opinion of Cooley LLP					X

10.1	Form of Securities Purchase Agreement, dated June 12, 2025, by and among Quince Therapeutics, Inc. and each of the several purchasers signatory thereto.	8-K	001-38890	10.1	06/13/2025

10.2	Form of Registration Rights Agreement, dated June 12, 2025, by and among Quince Therapeutics, Inc. and each of the several purchasers signatory thereto.	8-K	001-38890	10.2	06/13/2025

23.1	Consent of Cooley LLP (included in Exhibit 5.1)					X

23.2	Consent of Independent Registered Public Accounting Firm					X

24.1	Power of Attorney (included on the signature page of this Registration Statement)					X

107	Filing Fee Table					X

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

That, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on July 25, 2025.

QUINCE THERAPEUTICS, INC.

By:	/S/ DIRK THYE, M.D.
Dirk Thye, M.D.
Chief Executive Officer and Chief Medical Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dirk Thye and Brendan Hannah, and each of them, as true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in their names and behalf in their capacities as officers and directors to enable Quince Therapeutics, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ DIRK THYE Dirk Thye, M.D.	Chief Executive Officer, Chief Medical Officer, and Director (Principal Executive Officer)	July 25, 2025

/S/ BRENDAN HANNAH Brendan Hannah	Chief Business Officer and Chief Operating Officer (Principal Financial and Principal Accounting Officer)	July 25, 2025

/S/ DAVID A. LAMOND David A. Lamond	Chair of the Board of Directors	July 25, 2025

/S/ LUCA BENATTI, PH.D. Luca Benatti, Ph.D.	Director	July 25, 2025

/S/ JUNE BRAY June Bray	Director	July 25, 2025

/S/ MARGARET MCLOUGHLIN Margaret McLoughlin, Ph.D.	Director	July 25, 2025

/S/ RAJIV PATNI Rajiv Patni	Director	July 25, 2025

/S/ UNA RYAN Una Ryan, OBE, Ph.D.	Director	July 25, 2025

/S/ CHRISTOPHER J. SENNER Christopher J. Senner	Director	July 25, 2025